UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0662382
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

909 Fannin, Suite 3208
Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:    None

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒.

Securities Act registration statement file number to which this form relates: 333-134070

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of GeoMet, Inc. is set forth under the caption “Description of Capital Stock—Common Stock” in GeoMet’s Registration Statement on Form S-1 (File No. 333-134070) filed with the Securities and Exchange Commission on July 25, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated in this Item 1 by reference.

Item 2.	Exhibits.

No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of GeoMet, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (No. 333-131716) filed on July 25, 2006).

3.2	Amended and Restated Bylaws of GeoMet, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (No. 333-131716) filed on July 25, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEOMET, INC.

By:	/s/ J. Darby Seré
J. Darby Seré
President and Chief Executive Officer

Date: July 28, 2006